SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 5, 2005

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24081	84-1010843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100
Englewood, Colorado 80112

(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 802-1000

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01         Notice of Delisting or Failure to Satisfy a Continued Listing Rules or Standard; Transfer of Listing.

On July 29, 2005, Evolving Systems, Inc. (the “Company”) filed a Report on Form 8-K announcing that Brendan F. Reidy had resigned from the Company’s Board of Directors, effective July 28, 2005.  The Company notified The Nasdaq Stock Market, Inc. (“Nasdaq”) that as a result of this resignation, the Company only had two (2) independent Board members on its Audit Committee, and was thus out of compliance with Nasdaq’s audit committee requirements as set forth in Marketplace Rule 4350, which generally provide that the Company have three (3) independent members on its Audit Committee.

On August 5, 2005, the Company received a letter from Nasdaq confirming the above and informing the Company that in accordance with Marketplace Rule 4350(d)(4), the Company will be provided a cure period until the earlier of the Company’s next annual stockholders’ meeting (historically held in May each year) or July 28, 2006 in order to regain compliance.

The Company is in the process of seeking an additional independent member for its Board of Directors/Audit Committee and expects to satisfy Nasdaq Marketplace Rule 4350 within the applicable cure period.

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits. The following exhibits are furnished with this Report:

99.1	Letter from Evolving Systems, Inc. to The Nasdaq Stock Market, Inc., dated July 29, 2005
99.2	Letter from The Nasdaq Stock Market, Inc. to Evolving Systems, Inc., dated August 5, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 9, 2005

Evolving Systems, Inc.

By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Letter from Evolving Systems, Inc. to The Nasdaq Stock Market, Inc., dated July 29, 2005
99.2	Letter from The Nasdaq Stock Market, Inc. to Evolving Systems, Inc., dated August 5, 2005